EXHIBIT 99
COCA-COLA ENTERPRISES INC.	NEWS RELEASE
CONTACT:	Scott Anthony - Investor Relations (770) 989-3105 Laura Asman - Media Relations (770) 989-3023

FOR IMMEDIATE RELEASE

COCA-COLA ENTERPRISES INC. MANAGEMENT AFFIRMS
FULL-YEAR 2003 FINANCIAL OUTLOOK

ATLANTA, September 4, 2003 – Coca-Cola Enterprises (“CCE”) will affirm today at a meeting with analysts and investors the Company’s full-year target for fully diluted earnings per share of $1.15 to $1.22.

Chairman and Chief Executive Officer Lowry F. Kline and Chief Financial Officer Patrick J. Mannelly will also update third-quarter and full-year 2003 physical case volume growth expectations in their presentation at the Prudential Back-to-School Conference.

2003 Volume Growth Expectations

	3rd Quarter	Full-Year
North America	Approx. Flat	Approx. Flat
Europe	Approx. 10%	Approx. 6%
Total	2% to 3%	Approx. 2%

The presentation will be webcast today live at 9:00 a.m. (ET) through the Company’s web site at http://www.cokecce.com.

Coca-Cola Enterprises Inc. (NYSE: CCE) is the world’s largest marketer, distributor, and producer of bottle and can liquid nonalcoholic refreshment. Coca-Cola Enterprises sells approximately 80 percent of The Coca-Cola Company’s bottle and can volume in North America and is the sole licensed bottler for products of The Coca-Cola Company in Belgium, continental France, Great Britain, Luxembourg, Monaco, and the Netherlands.

Forward-Looking Statements

    Included in this news release are forward-looking management comments and other statements that reflect management’s current outlook for future periods. As always, these expectations are based on the currently available competitive, financial, and economic data along with our operating plans and are subject to future events and uncertainties. The forward-looking statements in this news release should be read in conjunction with the detailed cautionary statements found on page 73 of our 2002 Annual Report and on page 29 of the Company’s Second-Quarter 2003 Form 10-Q.

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